Exhibit 99.1

FOR IMMEDIATE RELEASE

Genpact Announces Acquisition of Delivery
Center in Guatemala from GE

New York, NY (August 18, 2008) — Genpact Limited (NYSE: G), a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world, today announced that it  acquired a delivery center in Guatemala City from GE Money, a division of the General Electric Company on August 15, 2008.

The newly-acquired facility is Genpact’s first in Guatemala and will extend Genpact’s Latin American presence beyond Mexico and enhance its ability to provide business process services in English as well as in Spanish.  Genpact will provide services to GE Money from the facility.  With Guatemala President Alvaro Colon in attendance, the facility was officially opened in July by GE Money and BAC/Credomatic.  GE Money’s Retail Consumer Finance division, along with BAC will both continue operations for their customers from a portion of the facility.

“We are excited about our newly expanded presence in the region,” said Juan F. Ferrara, Genpact’s Business Leader for the Americas. “Our new facility enables us now to offer services to our global clients from both Guatemala and Mexico.  This will strengthen our ability to offer best-in-class shared services to global clients that have operations in the region and are interested in consolidating their Latin America operations.”

Genpact’s new delivery center will initially accommodate more than 700 professionals and has the capacity to grow to approximately 2,000. The facility’s close proximity to the region’s largest public university is a major advantage in terms of attracting key talent.

“Our expansion into Guatemala demonstrates Genpact’s ongoing commitment to globalization and to continuously improving our ability to deliver global business impact for our clients,” said Steve Rudderham, Business Leader for Genpact’s Latin American operations. “The region’s close proximity to the U.S. makes it a convenient location to provide near-shore support for our clients’ customer-service, finance and supply-chain processes. As demand for these services increases, we will explore new opportunities to grow our presence in Latin America.”

 “GE Money is delighted to introduce our global servicing partner, Genpact, to the Guatemala market place,” said Charlie Crabtree, Senior Vice-President & COO for GE Money.  “Throughout the world, Genpact has demonstrated their ability to deliver world class service to GE customers and we are excited to extend this relationship to Guatemala.”

 “Genpact has a rich history with GE and has been a trusted global partner for GE Money,” said Edmundo Vallejo, President & CEO for GE Money Latin America.  “They share our excitement about the growth prospects offered by the region and especially the country of Guatemala.  We believe this partnership will result in even faster growth of our recently inaugurated Center of Excellence, and be extremely beneficial for our employees, customers and business partners.”

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About Genpact

Genpact is a leader in the globalization of services and technology and a pioneer in managing business processes for companies around the world. The company combines process expertise, information technology and analytical capabilities with operational insight and experience in diverse industries to provide a wide range of services using its global delivery platform. Genpact helps companies improve the ways in which they do business by applying Six Sigma and Lean principles plus technology to continuously improve their business processes. Genpact operates service delivery centers in India, China, Hungary, Mexico, the Philippines, the Netherlands, Romania, Spain and the United States. For more information, see our website at: www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include but are not limited to the risks and uncertainties arising from our past and future acquisitions, slowdown in the economies and sectors in which our clients operate, a slowdown in the BPO and IT Services sectors, our ability to manage growth, factors which may impact our cost advantage, wage increases, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including the Company’s annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Exchange Commission and our reports to shareholders. Although the company believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to pay undue reliance on these forward-looking statements, which reflect management’s current analysis of future events. The Company does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of the Company.

For More Information

Subhamoy Das (Media)	Patricia Maese (Americas)	Adam Pratt (for Genpact)
subhamoy.das@genpact.com	patricia.maese@genpact.com	apratt@stantoncomm.com
+91 124 402 2724	+1 915 225 2815	+1 202 223 4933